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                                                                   EXHIBIT 10.25


                                PROMISSORY NOTE

$500,000.00                                                     Tel Aviv, Israel

                                                                  August 6, 2001


     FOR VALUE RECEIVED, Emony Ltd., an Israeli private company (Reg. No. 51-260506-4) ("MAKER") hereby promises to pay to the order of Backweb Technologies Ltd., or its successors or assigns, as the case may be ("PAYEE"), at Payee's principal place of business, or such other place as may be specified in writing by Payee, the principal sum of Five hundred thousand U.S. Dollars ($500,000.00), plus interest on the unpaid principal balance outstanding hereon from the date hereof at a rate of LIBOR for 6 month loans as quoted by Bank Leumi LeIsrael Ltd. plus 1.5% (one and a half percent) per annum, compounded monthly based on a three hundred and sixty-five day year.

     This note shall be due and payable on September 30, 2002 (unless postponed with the prior written consent of the Payee).

     Maker shall not have the right to prepay all or any part of this promissory note without the prior written consent of the Payee.

     Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorney's fees.

     This promissory note is issued under the terms and provisions of the convertible loan agreement between Maker and Payee, effective August 6, 2001 (the "LOAN AGREEMENT"). The holder hereof is entitled to all of the benefits and subject to all of the obligations provided for in said Loan Agreement, or referred to in said Loan Agreement, including conversion hereof as provided under Section 3 thereof. Reference is made to the Loan Agreement for a statement of the terms and conditions under which this indebtedness was incurred (including conversion, waiver, etc.) and the events of default under which the due date of this promissory note may be accelerated. The provisions of the Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein.

     This promissory note shall be governed by the laws of the state of Israel.

     IN WITNESS WHEREOF, Maker has executed this promissory note as of the date first above written.




                                                            Emony Ltd.

                                                            By /s/ SHARON PELEG
                                                              -----------------
                                                            Name  Sharon Peleg
                                                                ---------------